                                                                   EXHIBIT 10.8



                              THE NEODATA COMPANIES

                      MASTER AGREEMENT FOR NEODATA SERVICES

                              (DATED JUNE 20, 1994)

                                     BETWEEN

                             NEODATA SERVICES, INC.
                                (NEODATA COMPANY)

                                       AND

                               WIRED VENTURES, LTD
                                    (CLIENT)

                      MASTER AGREEMENT FOR NEODATA SERVICES

         THIS MASTER AGREEMENT (the "AGREEMENT") is made as of the date indicated below by and between WIRED VENTURES, LTD, a California limited partnership ("CLIENT"), and NEODATA SERVICES, INC. ("NEODATA").

         Client hereby requests that Neodata provide the marketing services described in APPENDIX A hereto (herein, the "SERVICES") and, upon acceptance by Neodata by execution by its authorized representative in the space provided below, this Agreement shall become a binding Agreement between Neodata and Client, pursuant to which Neodata agrees to provide the Services to Client upon the Terms and Conditions stated in this Agreement and in the Appendices attached to this Agreement, which shall be deemed to be a part hereof for all purposes.

ACCEPTED AND AGREED TO:

Client:                    Wired Ventures, LTD.

Address:                   544 Second Street
                           San Francisco, CA  94107

Phone:                     (415) 904-0660

Fax:                       (       )
                           ------------------------

Contact Person:            Catherine Huchting

Direct Phone:              (415) 904-6469

By:      /S/ JANE METCALFE                               Jane Metcalfe
         (Authorized Signature)                          (Typed Name)

Title:   President

Accepted by Neodata this 7th day of July, 1994.

By:      /S/ RICHARD L. ROSY                             Richard L. Rosy
         (Authorized Signature)                          (Typed Name)

Title:   Senior Vice President, Sales




                                       1.

                              TERMS AND CONDITIONS

A.       DURATION AND TERMINATION OF SERVICES.

         1. TERM. Except as provided in Section A-2 hereof, the term of the Agreement shall be as set forth in Appendix A hereto.

         2. EARLY TERMINATION. If any of the following conditions shall occur, either party hereto may cause termination of Services hereunder by serving written notice specifying as a termination date either the end of the calendar month following the calendar month in which such notice shall have been served or the end of any subsequent calendar month:

                  (a) BANKRUPTCY, ETC. If the other party shall file or be the subject of a bankruptcy petition, become insolvent, apply for or consent to the appointment of a receiver or trustee or make an assignment for the benefit of creditors or be unable to meet its obligations in the normal course of business as they fall due;

                  (b) BREACH OF AGREEMENT. If the other party shall commit any material breach of this Agreement and shall fail to remedy same within thirty days following written notice thereof; or

                  (c) CLAIMS. If the other party shall institute against it litigation arising out of or relating to this Agreement, except for action by Neodata to collect invoices in arrears.

         3. SUSPENSION OF SERVICE. If any breach by Client of the provisions of Section C- 1(a) hereof shall not be remedied within ten (10) days following the serving by Neodata of written notice thereof, Neodata may, without limiting any other rights it may have, suspend any or all Services until such breach has been remedied.

         Notwithstanding the termination of this Agreement, Sections C and D-9 hereof shall remain in full force and effect. Neodata is authorized to apply any monies that are received by Neodata in Client's name against payment of delinquent Neodata invoices.

B.       SERVICES; PRICES.

         1. BASE PRICES. Services specified on Appendix A or any other Appendix hereto will be priced pursuant to such Appendix and are subject to the adjustments specified in this Section B.

         2. SALES TAX, ETC. All Charge to Client pursuant to this Agreement shall be increased to the extent of any tax (other than income tax) of any kind levied or collected hereafter, by any governmental authority, on any Service performed or material delivered hereunder.




                                       2.

         3. EXPENSES OF COLLECTION. Charges to Client shall be increased by any and all expenses of Neodata resulting from Client's failure to pay in accordance with Section C, including court costs and attorneys' fees.

         4. ADJUSTMENT OF ERRONEOUS BILLINGS AND PAYMENTS. Upon discovery of any error in billing of or payment for Services hereunder, either party hereto may, within twelve months following the making of the said error (but not more than three months after the effective termination date of this Agreement), serve written notice on the other party, requesting adjustment, and any such claim found to be justified shall be settled promptly.

         5. TELEMARKETING ADJUSTMENT. Neodata shall have the right to increase the rates quoted in any Appendix hereto for telemarketing Services to the extent of increases, if any, in tariff rates charged to Neodata by its carriers, upon giving Client thirty (30) days prior written notice. If the Services include inbound telemarketing services, Client's publication or dissemination by any means, directly or indirectly, of the toll-free or 1-900 telephone numbers used in the provision of such Services after receipt of any such notice shall constitute acceptance by Client of any such rate increase and Client's agreement to pay for Services at such increased rates. Should Neodata continue to receive and process calls subsequent to cancellation of this Agreement, Client agrees to pay for Services at the rates in effect on the dates Services were provided.

C.       TERMS OF PAYMENT.

         1.       GENERAL PAYMENT TERMS.

                  (a) INVOICE PAYMENT. Client agrees to pay for the Services at the rates set forth on the Appendices hereto. Payment is due upon receipt of an invoice. If payment by Client is not received by Neodata within thirty (30) days of the date of any such invoice, the amount of such invoice shall be considered past due. All amounts past due will be subject to a late charge of one and one-half percent (1.5%) per month (or the highest rate allowed by applicable law, if lower).

                  (b) REIMBURSALS. If the Services include mailing or purchasing items on behalf of Client ("REIMBURSABLE EXPENSES"), on the effective date of this Agreement, Client will pay to Neodata a cash deposit (the "REIMBURSABLE EXPENSE DEPOSIT") representing Neodata's good faith, reasonable estimate of the equivalent of two (2) months Reimbursable Expenses, based upon projected expenses to be incurred by Neodata on behalf Of Client such as mailing volumes and postal rates. The Reimbursable Expense Deposit shall be restored as depleted so that at all times Neodata shall have on deposit two (2) months Reimbursable Expenses. The amount of the Reimbursable Expense Deposit will be adjusted periodically as the volume of expenses fluctuate and Client shall advance funds by wire transfer as reasonably required by Neodata so that the Reimbursable Expense Deposit will at all times equal two (2) months postage expenses.




                                       3.

                  (c) NO ABATEMENT. Client agrees that any sums payable to Neodata under this Agreement shall not be subject to any abatement, defense, set-off, counterclaim or recoupment.

         2. INVOICES FOR REIMBURSABLE EXPENSES. Invoices for Reimbursable Expenses, if any, shall be payable upon presentation to Client by immediate wire transfer from Client to a bank account designated by Neodata. Failure to remit such payment immediately may result in delays in the provision of Services.

D.       GENERAL PROVISIONS.

         1. NON-EXCLUSIVE SERVICE. Services provided hereunder are non-exclusive; therefore, Neodata is not restricted hereunder from furnishing any type of service to any person or entity.

         2. NON-DIVULGENCE. All information that Neodata acquires from Client with respect to the Services shall be considered confidential and proprietary information of Client. Neodata agrees not to use such information except for the purpose of performing the Services and agrees not to disclose such information to others, except to those Neodata employees and agents who reasonably require such information in the performance of the Services. Neodata will use reasonable care in safeguarding such information and shall, upon written request of Client, return such information to Client upon the termination of this Agreement. Notwithstanding the other provisions of this paragraph, Neodata shall not be prevented from disclosing such information (i) which, at the time of disclosure, was in the public domain, (ii) which was lawfully disclosed to Neodata on a non-confidential basis by a third party who is not bound by a confidentiality agreement with Client, (iii) which is disclosed with Client's prior written approval or (iv) in response to valid legal process, whether issued by a court or administrative or regulatory body.

         3. BANKING FACILITIES. If necessary for the provision of Services, Client shall establish a bank account in Boulder, CO in which Neodata shall deposit funds received for the account of Client.

         4.       PROPERTY RIGHTS OF CLIENT, ETC.:

                  (a) OWNERSHIP OF CLIENT'S PROPERTY. Magnetic tapes containing names on Client's proprietary lists, microfilmed and other records, promotional letters and messages, stationery, Client's credit billing forms and other special material furnished to Neodata by Client or purchased from Neodata by Client are deemed to be the property of Client.

                  (b) RETURN OF CLIENT'S PROPERTY. Upon termination of the Services or any portion thereof; Neodata, promptly upon receipt of a written request from Client, will return to Client any portion of its property (then in Neodata's possession or under its control and not required for the efficient completion of Services) specified in such request. The remainder of Client's property shall be returned to Client promptly following completion of Services.




                                       4.

However, Neodata will retain all Client property until payment in full of all invoices and all estimated charges.

                  (c) COMPLETION OF SERVICES. Following the return of any property as provided in Section D-4(b), Neodata shall complete the performance of all Services required hereunder.

                  (d) EXTRA MAGNETIC TAPES. At any time when Client is not delinquent in payment of any Neodata invoices, Neodata, on written notice from Client, will furnish as promptly as practicable one complete set of magnetic tapes containing the names on Client's proprietary lists, such set to be in addition to those required by Neodata in providing Services. The price for the materials specified in this Section D-4(d) will be quoted to Client upon request.

                  (e) OBLIGATIONS OF NEODATA. On completion of the Services and delivery to Client of the property specified in Section D-4(b), and any tapes ordered pursuant to Section D- 4(d), Neodata shall be deemed to have discharged all its obligations to Client under this Agreement.

         5. COOPERATION BY THE CLIENT. Client agrees that in order to enable Neodata to meet the time schedule for each Service to be furnished under this Agreement, it will, sufficiently in advance of each applicable time schedule, furnish all necessary postage and any materials and information, and extend cooperation to Neodata, in order for Neodata to complete the Services. Neodata's obligation to comply with each such time schedule is contingent in each instance upon Client's compliance with the obligation specified in the preceding sentence.

         6. NON-PERFORMANCE. If Neodata shall fail in any material respect for any reason to furnish any Service or deliver any material required under this Agreement, Neodata agrees either to re-perform such Service or to refund to the Client any amounts paid for such Service or material (or to credit such amounts against future invoices).

         7. FORCE MAJEURE. Neodata shall have no liability for any failure to perform hereunder if such failure is due to causes beyond the control of Neodata, such as labor difficulties, acts of God, governmental action, embargoes, fire, flood, epidemic, explosion, lightning, pest damage, power surges or failures, the elements, civil disturbances, war, acts of the public enemy, transportation facilities, fuel or energy shortages, machinery breakdowns, delays of supplies or acts or omissions of any common carrier or its agents.

         8. LIMITATION OF LIABILITY. Under no circumstances shall Neodata have liability for special, consequential or punitive damages. In no event shall Neodata's liability for breaches under this Agreement exceed net sums actually paid to Neodata by Client in any one-month period for the publication/program and service to which such breach is related.

         9. INDEMNIFICATION. Client agrees at all times to indemnify, save harmless and defend Neodata and its affiliated companies and their officers, agents, directors and employees from and against any and all expenses, loss or claims, suits, complaints, actions or legal proceedings, including threatened proceedings, directly or indirectly related to or arising from




                                       5.

or in connection with the provision of Services by Neodata, including without limitation any such claim, suit, complaint, action or legal proceeding, including threatened proceedings, arising out of or relating to Client's products, services, messages, offers, caller contacts, promotions or advertising, including libel or slander claims or claims for personal injury or property damage related thereto, or out of Client's failure to comply at all times with requirements of federal, state or local laws and regulations. Client agrees that it is solely responsible for determining the jurisdictions, if any, in which sales, use or similar taxes should be collected in respect of products or publications mailed into any such jurisdiction by Neodata on behalf of Client. Client's covenants contained in this section shall continue in full force and effect notwithstanding the termination of this Agreement.

         10. REPRESENTATIONS AND WAIVER. This Agreement contains the sole understanding between the parties hereto and any oral or written agreement or representations which may have been made prior to entry into this Agreement shall be deemed to have been merged into this Agreement, and shall be of no force and effect except as reflected herein, and the obligations of Neodata and Client may not be modified except in a written amendment hereto signed by Neodata and Client. No waiver by either party of any breach of this Agreement by the other shall be deemed to be a waiver of any preceding or subsequent breach.

         11. ASSIGNABILITY.

                  (a) Client may not assign this Agreement except with the prior written consent of Neodata.

                  (b) Neodata reserves the right to assign, transfer, set over or sell its rights in and to this Agreement to an affiliate of Neodata; any other assignment requires the written consent of Client. Upon the assumption of this Agreement by the assignee, the assignee shall be solely responsible for all obligations of Neodata hereunder.

                  (c) Neodata must notify Client of any Sale of Neodata thirty
(30) days prior to the effective date of such Sale. Upon the Sale of Neodata, Client shall have the right to terminate this Agreement by delivering to Neodata nine (9) months' prior written notice, such notice to be delivered not later than six (6) months after Client is notified of such sale. As used herein, "SALE" shall mean a sale of all or substantially all of Neodata's assets or capital stock having the right to elect directors generally to any entity that is not an Affiliate (as such term is defined in the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder) of Neodata; provided that in no event shall the issuance by Neodata of capital stock pursuant to an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act be deemed to be a "Sale".

         12. NOTICE. Deposit of any notice required hereunder in the United States mails addressed, by certified mail, return receipt requested, to the Client at:

         544 Second Street
         San Francisco, CA 94107




                                       6.

or to Neodata at:

         P.O. Box 4586
         Boulder, CO 80306
         Attn: Chairman

or personal delivery shall constitute serving notice.

         13. ACCEPTANCE AND CONSTRUCTION. This Agreement is subject to acceptance by Neodata at any time following execution by Client and upon such acceptance it shall become effective. This Agreement shall be construed under the laws of the State of Colorado. For the purpose of any action or proceeding instituted with respect to any claim arising under this Agreement, both Client and Neodata hereby irrevocably consent to the jurisdiction of any court having subject matter jurisdiction in Boulder, Colorado. Client further irrevocably consents to the service of process out of said court by mailing a copy thereof, by registered mail, postage prepaid, to Client and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and
(ii) shall be taken and held to be valid personal service upon and personal delivery to it. In connection with any suit, action or proceeding instituted in any state or federal court located in Boulder, Colorado, Client hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. Only Neodata's Chairman or Senior Vice President, Sales shall have the power to accept this Agreement or to execute any amendment hereof.

         14. DUE AUTHORIZATION. The parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers.

         15. NO WAIVERS. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach waive any succeeding breach of such provision or waive the enforcement of the provision itself.

         16. INVALID PORTIONS. If any portion of this Agreement is found to be invalid or unenforceable, the parties agree that the remaining portions shall remain in full force and effect.

         17. OFFICERS, DIRECTORS EXEMPT. Client shall have no recourse or right of action against any shareholder, officer or director, in his or her individual capacity as such, past, present or future, of Neodata or of any successor thereto, whether by virtue of any statute or rule of law or otherwise, all such liability being, by the acceptance hereof and as part of the consideration of the execution hereof by Neodata, expressly waived and released.




                                       7.

                                  APPENDIX "A"

1.       COMMENCEMENT OF SERVICES.

         Services shall commence as follows:

         PUBLICATION                                 ISSUE DATE

         (Listed in Section "A")

         Wired                                       September 1994

2.       DURATION AND TERMINATION OF SERVICE.

         Except as provided in Section A-2 of the Master Agreement, NCF Service hereunder shall continue until terminated, by either party hereto, on written notice specifying as a termination date the end of the twelfth (or any subsequent) calendar month following the calendar month in which such notice shall have been served but in no event shall such termination be effective prior to the expiration of twenty-four full calendar months following the date of acceptance of this Agreement by Neodata. Any added term and other amendments will be mutually agreed upon.

3.       SERVICES, PRICES.

         a. PRINTING SERVICE. Neodata will advise Client in designing the promotion, subscription and other forms and materials required by Neodata for prompt and efficient performance of NCF Service, and Client will supply (or order) all such forms and materials that are compatible with Neodata's procedures.

         b. PROTECTIVE SERVICE:

                  (1) LIABILITY FOR PROPERTY LOSS. In the event of loss of Client's property in Neodata's possession arising from casualty or from any other cause whatever, Neodata shall pay to Client, and Neodata's liability shall be limited to the respective prices specified in Appendix A-II-B for each reel of magnetic tape or other processing media or device and Client's out-of-pocket cost for replacement of promotional material and forms (not to exceed an average of $12.00 per thousand). In determining the foregoing payment, the number of reels of magnetic tape or quantity of other media or devices shall be determined by Neodata's invoices to Client and the quantity of promotional material and forms shall be determined by Neodata's latest inventory submitted to Client.

                  (2) NCF INSURANCE COVERAGE. Neodata has secured and shall maintain insurance coverage with respect to its liability under Appendix A-3-b(1), and upon request, shall furnish to Client a certificate of insurance evidencing such insurance coverage.




                                  Appendix A-1

         c. FEDERAL MINIMUM WAGE. In the case of any increase in the Federal Minimum Wage rate, over the rate in effect as of the date of this Agreement, the amount of price increase shall be 1.5 percent for each $.05 per hour increase (or pro rata thereof). The total percent of increase will apply to all NCF Service prices covered under this Agreement and said increase will become effective on the legal date of such increases in the Federal Minimum Wage rates.

         d. OTHER GOVERNMENT ACTIONS. All charges to Client pursuant to this Agreement shall be increased or decreased in the same proportion as Neodata's aggregate costs in providing NCF Services of the type furnished by this Agreement shall be increased or decreased as a result of any government law regulation or order (excepting those prescribing the Federal Minimum Wage) taking effect after date of this Agreement with respect to or affecting prices, working hours, wages, overtime wages, working conditions, employee benefits, procedures or production schedules or with respect to any tax other than income taxes and the taxes specified in Section B-2 of the Master Agreement.

         e. COST OF LIVING. Effective September 1, 1995 and annually thereafter, all charges shall be increased or decreased in proportion to such increase or decrease as shall occur in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All Items 1982-84 (U.S. Department of Labor) up to a maximum of 5% per year. The base point of the CPI is the latest Index published as of 9/94 and is the 7/94 Index. The increase or decrease will be based on the change between the 7/94 Index and 7/95 Index. Annually thereafter, the increase or decrease will be based on the prior year July Index compared to the current year July Index; provided, however, in the event an increase is applicable under Appendix A-3c and/or Appendix A-3d, then only the excess, if any, of the increase provided in this Appendix A-3e over said increase provided in Appendix A-3c and/or Appendix A-3d shall be applicable.

         f. Prices will be reviewed prior to September 1995, and adjusted on that date if improved technology and systems warrant.

4.       GENERAL PROVISIONS.

         a. TAPE FORMAT. Promptly following notice served by Client pursuant to Appendix A-2, or on delivery of any tapes furnished pursuant to Section D-4(d) of the Master Agreement, Neodata will deliver to Client a tape format which will enable Client to interpret the magnetic tapes (mentioned in Section D-4(a) of the Master Agreement) in converting to another circulation fulfillment system.

         b. RESPONSIBILITY FOR ERRORS. In the event of errors, inaccuracies or omissions by Neodata or its employees, Neodata shall attempt, at its sole expense to correct the error, inaccuracy or omission. Neodata shall have a reasonable period of time in which to correct such error, inaccuracy or omission.




                                  Appendix A-2

                                   APPENDIX II

                               FULFILLMENT SERVICE

A.       SCOPE OF BASIC SUBSCRIPTION FULFILLMENT SERVICE.

         1.       MAILROOM AND CASHIERING PROCESS.

                  a. Receive mail daily, identified where possible by the use of coded business reply envelopes.

                  b.       Open mail daily and sort by category:

                           - Cash Order
                           - Credit Order
                           - Agents Clearance
                           - Payment
                           - Cancellation
                           - Change of Address
                           - Correspondence
                           - Qualification Form

                  c.       Validate and establish cash record daily.

                  d. Deposit all money into Client's bank account daily and prepare deposit reports.

         2.       TRANSACTION ANALYSIS.

                  a.       Verify agency clearances.

                  b. Data enter all transactions and wherever possible identify and correct rejected information during the initial data entry process.

                  c.       Provide quality control for all transactions.

                  d. Credit card verification, deposit, and entry is available on a surcharge basis.

         3.       SUBSCRIBER ADJUSTMENTS AND CORRESPONDENCE.

                  a. Search Client's Data Bases as required, using Neobiz's on-line system.

                  b. Adjust subscriber records, following mutually agreed upon policies.




                                  Appendix II-1

                                   APPENDIX II

                               FULFILLMENT SERVICE

                  c. Notify the subscriber with the appropriate response, following mutually agreed upon policy.

                  d. Provide refund galleys based upon the unserved paid portion of each canceled subscriber record.

                  e. Incoming telephone 800 number service utilizing on-line entry processing is available on a surcharge basis. Telephone customer service is provided twenty-four hours a day, seven days a week.

         4.       SUBSCRIPTION DATA BASE MAINTENANCE.

                  a. Prepare from the subscriber data received, a complete record carrying the name, address, city, state, ZIP+4 code, and the pre-defined demographic data of each subscriber together with the coding information necessary to facilitate not only the fulfillment activity, but also any marketing and auditing activities.

                  b.       Enter orders.

                  c.       Apply payments, reinstatements and cancellations.

                  d.       Reenter orders due to late payments.

                  e. Enter/Update demographic information per subscriber supplied data.

                  f.       Execute address changes.

                  g. Adjust subscriber records, following mutually agreed upon policies.

                  h. Automatically suspend unpaid credit service and mass cancel for non- payment seven (7) months after entry.

                  i.       Balance all Master File transactions.

                  j. Maintain for a period of six (6) months expired subscription and change of address shadow records.




                                  Appendix II-2

                                   APPENDIX II

                               FULFILLMENT SERVICE

         5.       MAGAZINE MAILING LABEL PREPARATION.

                  a. Furnish to Client's printers, active subscriber address labels in accordance with schedules mutually agreed upon sufficiently in advance of the required mailing date.

                  b. Provide supplemental new business labels on a weekly basis for copies to be mailed between main issue runs.

                  c. Sort main issue and new business supplemental labels to second class, level B -- five (5) digit requirements.

                  d.       Provide the necessary bag tags.

                  e. Identify labels with end-of-ZIP and end-of-SCF markings.

                  f. Prepare accompanying requisition reports for each label run.

                  g. Special label breakouts and presort levels are available on a surcharge basis.

         6.       RENEWAL & REQUALIFICATION SERIES SELECTION AND ADDRESSING.

                  a. Monthly, Neodata will select renewal/requalification promotions in accordance with mutually agreed upon schedules.

                  b. Selections can be based upon expire, source and effort.

                  c. Computer address (via impact printing) continuous forms up to a total of ten (10) efforts to any one expire group.

                  d. Mail the selections within five (5) working days of the selection Master File date; add one (1) to three
                           (3) days to mechanically presort 1st and 3rd Class, respectively, before mailing.

         7.       INVOICE SERIES SELECTION AND ADDRESSING.

                  a. Neodata will select credit acknowledgements and statements in accordance with mutually agreed upon schedules.




                                  Appendix II-3

                                   APPENDIX II

                               FULFILLMENT SERVICE

                  b. Computer address (via impact printing) credit acknowledgements and subsequent statements up to a total of five (5) efforts to any one billing group.

                  c. Mail credit acknowledgements and statements within five (5) working days of the selection; add one (1) day to mechanically presort 1st Class before mailing.

         8. MAGNETIC TAPE STORAGE. Neodata will store a complete Master File (grandfather file) in a location other than the computer facility.

         9. POSTAGE. Client agrees to furnish its own Post Office boxes and to maintain its own business reply and permanent postage advance accounts. Client further agrees to maintain a permanent postage advance with Neodata of an amount equal to estimate postage for a two-month period that Neodata will advance for mailings that are mechanically presorted.

         10. CLIENT SERVICE. Neodata will provide Client with an account management team, directed by an experienced Account Manager, who will be responsible to ensure that all processing is handled in a timely, efficient manner. On a daily basis the account team will be thoroughly involved in production processing, Master File updating, and the handling of all Master File results (outputs).

         11. AUDITING. Neodata will hold orders, adjustments, and payments per ABC audit requirements.

B.       PRICE OF BASIC FULFILLMENT SERVICE.

         1.       DATA ENTRY CHARGES.

                  Cash Orders                                 $ * /each
                  Credit Orders                               $ * /each
                  Credit Cancellation                         $ * /each
                  Key Enter E-Mail Address                    $ * /each

         2. LABEL RATE. Based on an issue frequency of twelve (12) issues per year, Neodata will charge $ * per copy delivered or $ * per name per year.

         3.       DATA STORAGE CHARGER.

                  Monthly maintenance                         $ * /month


- ---------------
* Confidential Treatment Requested.

                                  Appendix II-4

                                   APPENDIX II

                               FULFILLMENT SERVICE

         4. MINIMUM ANNUAL BILLING CHARGE. The minimum billing charge for basic fulfillment services each twelve (12) month period effective with the start of service will be * . This amount will be billed and payable on a monthly basis at * per month.

         5. CHARGE FOR MAGNETIC TAPE. Magnetic tape used on behalf of, and the sole property of Client in performing the Basic Fulfillment Services, is invoiced every three (3) years (average life span for each magnetic tape). * magnetic tapes are necessary for each publication plus, one (1) tape per * active subscribers over the first * records. Magnetic tapes are invoiced at * per reel.

- ---------------
* Confidential Treatment Requested.



                                  Appendix II-5

                                 APPENDIX III                        PAGE 1 OF 4

                               STATISTICAL SERVICE

A.       SCOPE OF STATISTICAL SERVICE

         Neodata will maintain the necessary records of Client's subscription information required to prepare and submit the reports listed below:

                               STATISTICAL REPORTS

         REPORTS                                                                FREQUENCY

1. SALES AND CIRCULATION REPORTS to accurately monitor and market Client's subscriptions.

         STARTING ISSUE REPORT (B002) New, Renewal and Agency reinstatement production are reported separately by start issue for print order
         control and rate base management.                                      Weekly





         CUMULATIVE PROMOTION ANALYSIS (119/129) Complete production cycle reporting for each promotion key, pay-up, P/L information, various subtotals and Agent/Non-Agent summaries allows for promotion key tracking (new business, conversion renewal, and long term renewal), eliminates posting, projection record for final return and tracks
         budget vs. actual.                                                     Weekly

         ISSUE TO ISSUE RECONCILIATION Balances copies serviced from one issue
         to the next and provides print order estimate information.             Each Issue



2. FINANCIAL REPORTS to balance the overall subscription process, and establish the necessary accounts to accomplish end of month and end of year accounting book entries.

         CASH DEPOSIT REPORT (210) Debits indicate the type of funds received
         (Foreign, Canadian, credit card, etc.); credits allocated funds by account (cash, accounts receivable, etc.) to describe the funds
         processed for and balanced to each deposit.                            Deposit




                                 Appendix III-1

                                  APPENDIX III                       PAGE 2 OF 4

                               STATISTICAL SERVICE

         REPORTS                                                                  FREQUENCY

         PRICE & TERM (B014) Reports production by term and by price. Direct mail returns are reported by cash and credit. Agents returns are
         reported by pay-in-advance and PDS.                                         Weekly



         DIRECT MAIL CREDIT CANCELLATION (B024) Reports canceled direct mail credit subscriptions showing the dollar amounts and copies to be taken
         as bad debt and the amount to be deducted from accounts receivable.         Weekly

         CASH CANCELLATION (B027)

         Reports canceled cash subscriptions. Information provided by source
         showing served and unserved copies and dollars.                             Weekly

         EARNED INCOME (B007) Summarizes by source copies served, gross dollars and agents net dollars the value of income earned for the labels
         produced.                                                                   Weekly

         LIABILITY SUMMARY SUBSCRIBER liability spread by source for copies, net dollars, gross dollars and agent commission dollars that summarizes
         total deferred income.                                                      Monthly

         ACCOUNTS RECEIVABLE AGING ANALYSIS Complete current status credit order accounts receivable information for financial control and circulation
         collection effort response.                                                 Monthly

         SCHEDULE OF ACCOUNTS (B101) Reconciliation of publishers accounts by combining cash, accounts receivable and deferred liability on one page
         to post entries directly to the general ledger.                             Monthly

         SALES TAX REPORT (135)                                                      Weekly

         SALES TAX REPORT (136)                                                      Monthly

3. AUDIT REPORTS that satisfy the paragraphs necessary to file the ABC statement.




                                 Appendix III-2

                                 APPENDIX III                        PAGE 3 OF 4

                               STATISTICAL SERVICE

         REPORTS                                                                        FREQUENCY

4.       LABEL REPORTS

         INVOICE INFORMATION REPORT (040)                                             Each Mailing

         BOOK ISSUE REPORT (080)                                                      Each Mailing

         SUMMARY REPORT (300) Counts for each book (1st section) and pallet/sack      Each Mailing
         information by issue (2nd section).

         DISPATCH REPORT (310) Summary and detail dispatch information for each       Each Mailing
         commingle of a mailing job.

         MAILING STATEMENT INFORMATION REPORT (330) Counts for preparation of         Each Mailing
         2nd Class USPS mailing statements (forms 3541 or 3541-A).

         POSTAL VERIFICATION REPORT (340) Verifies to USPS publisher supplied         Each Mailing
         mailing statements and mailer supplied finished pallets and sacks.

         3-DIGIT ZIP CODE REPORT                                                      Each Mailing

5.       MISCELLANEOUS REPORTS

         NON-ORDER MAIL REPORT (Inquiries/Requests)                                   Monthly

         MAILING SERVICES MAILING REPORT                                              Each Mailing

         STOCK RECEIVING REPORT                                                       Each Delivery

         POSTAGE METER USAGE REPORT                                                   Monthly

         MATERIAL INVENTORY REPORT                                                    Monthly

6. All reports will be produced within five (5) working days after final information is available.




                                 Appendix III-3

                                 APPENDIX III                        PAGE 4 OF 4

                               STATISTICAL SERVICE

         REPORTS                                                                        FREQUENCY

B.       PRICE OF STATISTICAL SERVICE

         1. All reports listed under statistical service are furnished at no extra charge.

         SERVICE                                                                     CHARGE

         2.       Noebiz PC Relational Database Monthly Refresh (3                   $ *
                  Standard Tables)

- ---------------
* Confidential Treatment Requested.




                                 Appendix III-4

                                   APPENDIX IV

                                 MAILING SERVICE

A.       SCOPE OF MAILING SERVICES

         1. It is understood that Mailing Services for all regular renewals, requalifications, promotions, acknowledgements, statements, will be performed using Neodata's Mailing Services Department at the prices provided in Exhibit "A."

         2. Neodata will finish warehouse storage space to house promotion, acknowledgement, statement and other similar forms for use by Neodata in Client's behalf pursuant to this agreement and in accordance with the warehouse storage charge outlined in Exhibit "A", attached.

B.       PRICE OF MAILING SERVICE

         The prices for Mailing Services are set forth in the "Neodata Mailing Service Operations and Price List." Mailing Services prices do not include outgoing postage, or the cost of materials which unless agreed otherwise in writing shall be supplied and paid for by Client.




                                  Appendix IV-1

                            APPENDIX IV - EXHIBIT A                  PAGE 1 OF 3
                                NEODATA SERVICES
                    MAILING SERVICE OPERATIONS AND PRICE LIST

    TYPE OF OPERATION                           SPECIFICATIONS                                     PRICE PER JOB
    -----------------                           --------------                                     -------------

1.  INSERTION                                   Outer Envelope:  Minimum Size    Set-Up Per Job:        $ *
                                                3 1/3" x 6 1/2"

    Includes sort, tie, bag, and mail,          Maximum Size 4 1/8" x 9 1/2"     Per M Charges
                                                                                 -------------
    but does not include postage affixing.      (#10 Envelope).                  500 - 2,999            $ *
                                                                                 3,000 - 9,999          $ *
                                                                                 10,000 & Above         $ *

                                                Outer Envelope:                  Per M Charges
                                                                                 -------------
                                                size 4 1/8" x 9 1/2" or larger.  Additional 25% to
                                                                                 the above prices

    Prices include up to 4 inserts,
    each additional insert $1.20/M.

    Minimum billable quantity is 2,000
    pieces/job plus set-up fee. A job
    is defined as a key or group of keys
    using the same stock items.

2.  METERING                                    Envelopes up to 6" x 9 1/2"      Minimum Charge:          * pieces
                                                                                 Price Per M            $ *
                                                                                 -----------

3.  STAMP AFFIXING                              Machine Affixing                 Minimum Charge:
                                                      (Rolls Only)               Price Per M
                                                                                 3,000 - 10,000         $ *
                                                                                 10,001 & Above           *

- ---------------
* Confidential Treatment Requested.




                                 Appendix IV-A-1

                             APPENDIX IV - EXHIBIT A                 PAGE 2 OF 3
                                NEODATA SERVICES
                    MAILING SERVICE OPERATIONS AND PRICE LIST



             TYPE OF OPERATION                                              SPECIFICATIONS                   PRICE PER JOB
             -----------------                                              --------------                   -------------

4.        PRESORT CHARGES
          A.       First Class                                              Standard Packages
                   1)       Mechanical Presort
                            a)       3/5 Presorted                                                               $ * /M

                                              - PLUS -
                                     (1)      5 Digit Barcode                                                    $ * /M
                                              - OR -
                                     (2)      3 Digit Barcode                                                    $ * /M
                                              - OR -
                                     (3)      ZIP+4                                                              $ * /M

                   2)       Other
                            a)       Basic Rate ZIP+4                                                            $ * /M

          B.       Third Class

                   1)       Mechanical Presort                              Standard Packages
                            a)       3/5 Presorted

                                     - PLUS -

                                     (1)      5 Digit Barcode                                                    $ * /M
                                              - OR -
                                     (2)      3 Digit Barcode                                                    $ * /M
                                              - OR -
                                     (3)      ZIP+4                                                              $ * /M

                                                                                                                 $ * /M

                   2)       Other

                            a)       Basic Rate ZIP+4                                                            $ * /M
                                     - OR -
                            b)       Basic Rate Barcode                                                          $ * /M


- ---------------
* Confidential Treatment Requested.

                                 Appendix IV-A-2

                              APPENDIX IV - EXHIBIT A                PAGE 3 OF 3
                                NEODATA SERVICES
                    MAILING SERVICE OPERATIONS AND PRICE LIST


    TYPE OF OPERATION                                       SPECIFICATIONS                                PRICE PER JOB
    -----------------                                       --------------                                -------------


5.        LASER PRINT CONTINUOUS FORMS                                                         Set-Up             $ *
                                                                                               Minimum Charge:      * forms
                                                                                               Price Per M        $ *
                                                                                               -----------

          - One Up Forms                                                                       Double the Above
                                                                                               Price

6.        THIRD CLASS BUNDLING/BAGGING                                                         Price Per M         $ *
                                                                                               -----------
          Requirements

7.        FOLDING                                          Sheets 8 1/2" x 11" or less.        Minimum Charge:       * forms
                                                                                               Price Per M         $ *
                                                                                               -----------

8.        BURSTING                                                                             Minimum Charge:       * forms
                                                                                               Price Per M         $ *
                                                                                               -----------


9.        CHESHIRE LABEL AFFIXING                          Standard Cheshire Labels,           Minimum Charge:       * pieces
                                                           6" x 9" Card Stock Forms            Price Per M
                                                                                               -----------
                                                                                               0 - 50,000          $ *
                                                                                               50,001 & Above        *

10.       WAREHOUSE STORAGE                                                                    Monthly Charge:     $ */
                                                                                                                     * pieces

11.       GENERAL CLERICAL LABOR                                                               Minimum Charge:       * hours
                                                                                                  $ * /hr

12.       PRICES FOR OPERATIONS NOT INCLUDED ABOVE WILL BE
          QUOTED UPON REQUEST.




- ---------------
* Confidential Treatment Requested.

                                 Appendix IV-A-3

                                   APPENDIX V

                                 SPECIAL SERVICE

A.       SCOPE OF SPECIAL SERVICES

         Special services consist of the operations outlined in Exhibit "B" attached hereto. Additional special services will be furnished on written request. Neodata will determine if the service can be provided satisfactorily with the available equipment and personnel.
         Price will be a special quotation.

B.       PRICE OF SPECIAL SERVICES

         The prices for special services are set forth in Exhibit "B" attached.

C.       EXCLUSIVITY

         Client agrees to have all postal presort and selections from any files maintained at Neodata, performed at Neodata, assuming competitive pricing as provided by Client.




                                  Appendix V-1

                                                                     Exhibit "B"
                                                                     Page 1 of 2

                                NEODATA SERVICES
                         PRICE SCHEDULE FOR SPECIAL JOBS



1.       SPECIAL JOB SELECTION (Minimum $*/Job)

         A.       Cheshire Labels                                                        $ */M
                  Magnetic Tape                                                          $ */M

         B.       Selection Charges - In addition to (A) above.

                  - Source Activity (Cold Mail, Renewal, Payment)                        $ */M
                  - State/SCF                                                            $ */M
                  - ZIP/Sex                                                              $ */M
                  - Hotline, C/A                                                         $ */M
                  - Keying (Maximum 4 Characters)                                        $ */M

         C.       Pressure Sensitive Labels Surcharge                                    $ */M

         D.       Tape/Cartridge Fee (Non-refundable)                                    $*/Reel

         E.       Upload/Download To Diskette                                            $ */M
                                                                                         plus $*/Diskette

         F.       Mail File Galley Print Out (Minimum of * Names)                        $*/M

2.       POSTAL SERVICES

         A.       Level C requirements -- Carrier Route                                  $ */M
                                                                                         Records Coded

         B.       Palletization                                                          $*/Issue

3.       SPECIAL PROGRAMMING

         A.       Programming (Minimum of 1 hour charge)                                 $*/Hr.

         B.       Computer Time (Minimum Charge of 3 minutes)

                  - excluding day-to-day standard operations                             $*/Min

4.       CLERICAL LABOR (Minimum Rate $ *)                                               $*/Hr.

5.       TELEPHONE ANSWERING SERVICE

         1.       Calls received on Neodata In-WATS Lines                                $ */Transaction


- --------------------
* Confidential Treatment Requested




                                  Exhibit B - 1

                                                                     EXHIBIT "B"
                                                                     Page 2 of 2



         2.       Calls received from Canada on
                  Neodata In-WATS 800#                                                   $ */Transaction

         3.       Calls received on Neodata Regular
                  (non 800#) Line                                                        $ */Transaction

6.       CREDIT CARD PROCESSING
         Orders processed via American Express, Master Card or Visa
         ($* monthly minimum billing).                                                   $  */Order

7.       CUSTOM REPORTING                                                                $*/Hour

8.       PREMIUM LABELS                                                                  $  */Premium Label

         Select, balance and ship 4-Up Pressure Sensitive labels, handle inquiries and when necessary, produce replacement premium labels per subscribers correspondence (Minimum Charge $* per Selection).

9.       MAGAZINE ROOM ISSUE MAILINGS                                                    $ * Each

10.      GIFT CARD PROCESSING

         A.       Hand Inscribe Gift Card - Client provides gift card
                  and outer envelope, Neodata signs gift card, inserts,
                  affixes postage and mails (postage not included).                      $ */Card

         B.       Stock - Generic Gift Card and Outer Envelope                           $ * Each

11.      DEMOGRAPHIC DATA ENTRY

         Key enter each character collected                                              $ */Character
         Key enter telephone number                                                      $ */Number

12.      OUT-CONVERSION

         Client will be billed at $*, plus $*/M records with standard system reports.

13.      Other charges will be quoted upon request.



- --------------------
* Confidential Treatment Requested



                                  Exhibit B - 2